EXHIBIT 99.1

NEWS

Veeco Instruments Inc., Terminal Drive, Plainview,  NY 11803 Tel. 516-677-0200 Fax. 516-677-0380

FOR IMMEDIATE RELEASE

Financial Contact: Debra Wasser, SVP Investor Relations & Corporate Communications, 516-677-0200 x1472

Media Contact:  Fran Brennen, Senior Director Marcom, 516-677-0200 x1222

VEECO ANNOUNCES SENIOR MANAGEMENT CHANGES

Plainview, NY, June 15, 2009 — Veeco Instruments Inc. (Nasdaq: VECO) today announced the following changes to its senior management team:

Jack Rein, Chief Financial Officer, to Retire

John (Jack) F. Rein, Jr., 62, Executive Vice President, Chief Financial Officer, has announced his retirement, completing an over 15 year career with Veeco.  The Company has retained a search firm to assist in recruiting a new CFO, with Mr. Rein assisting in the search and remaining in his current role until such time as a successor is named.

John Peeler, Veeco’s Chief Executive Officer, commented, “Jack has been instrumental to Veeco’s growth and success since our initial public offering in 1994, and he has been an invaluable member of our senior management team. We want to thank him for his many contributions to the Company, and to wish him all the best in the future.”

Peter Collingwood Appointed Senior Vice President, Worldwide Sales and Field Service Organization

Peter Collingwood, who joined Veeco in October 2008 as Vice President and General Manager for Europe, has been appointed Senior Vice President, Worldwide Sales and Field Service Organization. Peter joined Veeco from JDSU, where he served as the Regional Vice President of Sales for Europe, Middle East and Africa for the Communications Test Division.

David Bruns Appointed Senior Vice President and General Manager, Veeco Solar Equipment

Veeco has appointed Dave Bruns as Senior Vice President and General Manager, Veeco Solar Equipment.  Dave joined Veeco in 2000 through the Company’s acquisition of CVC.  During his tenure at Veeco, Dave has held a variety of roles in general management, marketing, operations and sales.  Since July 2007, he was Vice President and General Manager of the Asia-Pacific Region based in Singapore.  In January 2009, Dave further extended his field responsibilities to include North American Process Equipment as Senior Vice President of Sales and Service. Prior to Veeco, he worked for BOC Edwards in sales and service management roles.

Mr. Peeler commented, “We have chosen to elevate two highly qualified individuals within Veeco to help guide our success in the future. Peter’s experience spans nearly twenty years with a proven track record of leading and developing highly successful sales and service teams.  Dave’s deep background in general management, marketing, and sales make him ideally suited to spearhead the growth of our exciting solar business.”

About Veeco

Veeco Instruments Inc. manufactures enabling solutions for customers in the HB-LED, solar, data storage, semiconductor, scientific research and industrial markets. We have leading technology positions in our three businesses: LED & Solar Process Equipment, Data Storage Process Equipment, and Metrology Instruments. Veeco’s manufacturing and engineering facilities are located in New York, New Jersey, California, Colorado, Arizona, Massachusetts and Minnesota. Global sales and service offices are located throughout the U.S., Europe, Japan and APAC. http://www.veeco.com/

To the extent that this news release discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks discussed in the Business Description and Management’s Discussion and Analysis sections of Veeco’s Annual Report on Form 10-K for the year ended December 31, 2008 and in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and press releases.  Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

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